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EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
USANA Health Sciences, Inc.:

        We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333-96645, 333-128103, 333-133385, 333-174695, and 333-206070) and Form S-3 (No. 333-169946) of USANA Health Sciences, Inc. of our reports dated March 1, 2016, with respect to the consolidated balance sheets of USANA Health Sciences, Inc. as of January 2, 2016 and January 3, 2015, and the related consolidated statements of comprehensive income, stockholders' equity, and cash flows for each of the years in the three-year period ended January 2, 2016, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of January 2, 2016, which reports appear in the January 2, 2016 annual report on Form 10-K of USANA Health Sciences, Inc.

/s/ KPMG LLP

Salt Lake City, Utah
March 1, 2016

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  EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm